Exhibit 99.1

Schrödinger Reports Financial Results for the Fourth Quarter and Full Year 2021

Delivered Strong Fourth Quarter, with Software Revenue of $38.6 Million, a 55 Percent Increase over Fourth Quarter of 2020

Full Year 2021 Total Revenue of $137.9 Million, up 28 Percent Year-over-Year, with Full Year 2021 Software Revenue of $113.2 Million, up 22 Percent Year-over-Year

Provides Financial Outlook for 2022 and Outlines Key Strategic Goals for 2022-2023

New York, February 24, 2022 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the fourth quarter and full year ended December 31, 2021, and provided its financial outlook for 2022.

Schrödinger also announced today the promotion of Karen Akinsanya, Ph.D., from executive vice president and chief biomedical scientist to president of R&D, therapeutics. The promotion reflects Dr. Akinsanya’s extraordinary contributions to leading Schrödinger’s drug discovery team, which leverages the company’s platform at scale, as well as her strategic contributions to expanding and advancing the company’s collaborative and wholly-owned programs.

“We are very pleased to have delivered a strong year, capped by fourth quarter software revenue of $38.6 million, a 55 percent increase over the fourth quarter of 2020. Looking ahead, we expect continued scale up and adoption of our software platform as our collaborators and customers continue to experience success in rapidly generating high-quality molecules to advance the next generation of therapeutics and materials,” said Ramy Farid, Ph.D., chief executive officer of Schrödinger. “I’m also thrilled to announce Karen’s promotion today. Karen came to Schrödinger in 2018 with a vision to transform and accelerate drug discovery and has made incredible progress building a pipeline and a team that spans discovery to early clinical development.”

“Our software platform is critical to our success in both our collaborative and internal drug discovery pipeline, and we are pleased to see multiple programs advance into preclinical and clinical development. This includes seven collaborative programs that have advanced into the clinic, which underscores the impact of our platform,” stated Dr. Akinsanya. “Our internal pipeline is also advancing, and later this year we expect to initiate our first Phase 1 clinical study of our MALT1 inhibitor in patients with relapsed and resistant lymphoma.”

Fourth Quarter and Full Year 2021 Financial Highlights

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
	(in millions)			(in millions)
Total revenue	$46.2	$33.0	40%	$137.9	$108.1	28%
Software revenue	38.6	25.0	55%	113.2	92.5	22%
Drug discovery revenue	7.6	8.1	(6%)	24.7	15.6	59%

Gross profit	$26.4	$19.0	39%	$65.6	$63.5	3%
Software gross margin	78%	77%		77%	81%

Operating expenses	$48.9	$35.6	37%	$177.1	$124.4	42%
Other income (expense)	$(7.9)	$5.2	(252%)	$10.6	$34.6	(69%)
Net loss	$(30.7)	$(11.6)	165%	$(101.2)	$(26.6)	280%

At December 31, 2021, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of approximately $579 million, compared to approximately $600 million at September 30, 2021.

Full Year 2021 Key Performance Indicators

Key Performance Indicator	2021	2020

Total annual contract value (ACV)	$112.1 million	$92.1 million

Customer retention over $100,000 ACV	98%	99%

ACV of Top 10 customers	$34.1 million	$28.5 million

Number of customers over $1M in ACV*	15	16

Number of customers over $100,000 in ACV	190	153

Number of active customers with ACV over $1,000	1,647	1,463

*Total ACV for customers with ACV over $1 million increased to $40.2 million in 2021 from $35.5 million in 2020.

For additional information about our Key Performance Indicators, see “Operating Metrics” below.

2022 Financial Outlook

As of February 24, 2022, Schrödinger outlined the following expectations for the fiscal year ending December 31, 2022:

•	Total revenue expected to range from $161 million to $181 million, representing 17 percent to 31 percent growth over 2021
•	Total software revenue expected to range from $126 million to $136 million, representing 11 percent to 20 percent growth over 2021
•	Total drug discovery expected to range from $35 million to $45 million, representing 42 to 82 percent growth over 2021
•	Operating expense growth is expected to be slightly lower than the 42 percent reported for the year ended December 31, 2021
•	Software gross margin percentage is expected to be in the mid-70s

For the first quarter of 2022, software revenue is expected to range from $28 to $30 million.

2022-2023 Key Strategic Goals

Today, Schrödinger laid out the following strategic objectives for 2022-2023:

•	Ongoing growth in adoption and scale up of software platform, with target ACV growth of over 20 percent in 2023
•	Inflection in drug discovery revenue in 2023, with target 2023 drug discovery revenue of at least $100 million – excludes potential revenue from partnering the company’s three lead internal programs
•	IND submission for the MALT1 program in first half of 2022, IND submission for the CDC7 program in early 2023 and IND submission for the Wee1 program in 2023
•	Initiate a Phase 1 clinical study for the MALT1 program in the second half of 2022, and initiate Phase 1 clinical studies for the CDC7 and Wee1 programs in 2023
•	Publication of data from internal programs in peer-reviewed forums, including presentation of preclinical data from the Wee1 program in the first half of 2022
•	Multiple new internal programs leveraging internal structural biology capabilities
•	Materials science collaborations in multiple verticals, such as clean energy and sustainable materials

Recent Business Highlights

Internal Pipeline

•

Presented preclinical data from MALT1 program at ASH: In December, Schrödinger presented preclinical data on the company’s MALT1 allosteric inhibitor program at the American Society of Hematology Annual Meeting demonstrating that its MALT1 inhibitors showed single agent and combination anti-tumor activity with approved anti-cancer therapies in preclinical models of B-cell lymphoma. The data presented suggest that targeting MALT1 may expand therapeutic options for patients with selected B-cell lymphomas, such as activated B-cell subtype of diffuse large B cell lymphoma, with the possibility of expanding into other B-cell lymphomas such as mantle cell lymphoma.

•	Expanded internal pipeline: During 2021, Schrödinger added two new programs to its internal pipeline in the areas of oncology and immunology.

Collaborative Programs

•	In January 2022, Nimbus announced initiation of a Phase 2b study of its investigational oral allosteric TYK2 inhibitor in patients with active psoriatic arthritis.
•	In November 2021, Nimbus announced the initiation of its first-in-human Phase 1/2 study of its HPK1 inhibitor, NDI-101150, in patients with solid tumors.

Underlying Science

•

Published 27 peer-reviewed papers across life sciences and materials science in 2021: During 2021, Schrödinger scientists continued to make scientific advances and were authors on 27 publications in peer-reviewed life sciences and materials sciences journals. Recent publications include an article in collaboration with Janssen to assess the performance of affinity predictions as well as data from a collaboration with scientists at Samyang Corp. aimed at accelerating the design of photoinitiators, which are light sensitive molecules used in inks and coatings, adhesives and other products.

Corporate

•

Acquired XTAL Biostructures to expand structural biology capabilities: Last month, Schrödinger announced the $6 million all-cash purchase of XTAL BioStructures, Inc., a private company based in the Greater Boston area that provides structural biology services, including biophysical methods, protein production and purification, and X-ray crystallography, to the pharmaceutical and biotechnology industries. The acquisition of XTAL BioStructures enables Schrödinger to pursue scientific advancements in the field of structural biology, augment its ability to produce high quality target structures for its drug discovery programs, and expand its future offerings to include an advanced and differentiated service that provides customers access to protein structures that have been computationally validated and are ready for structure-based virtual screening and lead optimization.

•

Established operations in South Korea and expanded presence in India: In January 2022, Schrödinger established operations in Seoul, South Korea to strengthen its global expansion efforts, enhance competitive positioning and support both life science and materials sciences customers in this region. In December 2021, Schrödinger expanded its operations in Hyderabad, India. Employees in the Hyderabad location will focus on a broad range of strategic initiatives across the company, including software development and support of Schrödinger’s software platform, and its drug discovery programs.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its fourth quarter and full year 2021 financial results on Thursday, February 24, 2022, at 4:30 p.m. ET. To participate in the live call, please dial (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and refer to conference ID 3169814. The webcast can also be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 650 employees and is engaged with customers and collaborators in more than 70 countries. To learn more, visit www.schrodinger.com and follow us on LinkedIn and Twitter.

Operating Metrics

To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present certain other performance metrics, such as annual contract value and customer retention rate.

Annual Contract Value (ACV). We track the ACV for each of our customers. With respect to contracts that have a duration of one year or less, or contracts of more than one year in duration that are billed annually, we define ACV as the contract value billed during the applicable period. For contracts with a duration of more than one year that are billed upfront, ACV in each period represents the total billed contract value divided by the term. ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. ACV is not intended to be a replacement for, or forecast of, revenue.

Customer Retention for our customers with an ACV of over $100,000. We calculate year-over-year customer retention for our customers in this cohort by starting with the number of customers we had in the previous fiscal year. We then calculate how many of these customers were active customers in the current fiscal year. We then divide this number by the number of customers with an ACV over $100,000 we had in the previous fiscal year to arrive at the year-over-year customer retention rate for such customers.

Active Customers. We define an active customer as a customer that had an ACV of at least $1,000 in the fiscal year. We use $1,000 as a threshold for defining our active customers as this amount will generally exclude customers that only license our PyMOL software, which is our open-source molecular visualization system broadly available at low cost.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding our expectations about the speed and capacity of our computational platform, our financial outlook for the fiscal year ending December 31, 2022, and first quarter ending March 31, 2022, our key strategic goals, targets and objectives for the fiscal years ending December 31, 2022 and 2023, our plans to continue to invest in research and our strategic plans to accelerate the growth of our software business and advance our collaborative and internal drug discovery programs, our ability to improve and advance the science underlying our platform, the timing of potential IND applications as well as initiation of clinical trials for our internal drug discovery programs, the potential of our MALT1 inhibitors to be used for the treatment of certain B-cell lymphomas, the potential for our MALT1 inhibitors to be used in combination with other therapies, our expectations with respect to the potential impact and benefits of the acquisition of XTAL BioStructures, as well as our expectations related to the use of our cash, cash equivalents, and marketable securities. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond our control, including the demand for our software solutions, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, our reliance upon our third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and our ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on our business and other risks detailed under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 24, 2022, as well as future filings and reports by us. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:

Jaren Irene Madden (Investors)

Schrödinger, Inc.

jaren.madden@schrodinger.com

617-286-6264

Tracy Lessor (Media)

Schrödinger, Inc.

tracy.lessor@schrodinger.com

617-519-9827

Consolidated Statements of Operations
(in thousands, except for share and per share amounts)
	Year Ended December 31,
	2021	2020	2019
Revenues:
Software products and services	$113,236	$92,530	$66,735
Drug discovery	24,695	15,565	18,808
Total revenues	137,931	108,095	85,543
Cost of revenues:
Software products and services	26,495	18,003	13,646
Drug discovery	45,816	26,620	22,804
Total cost of revenues	72,311	44,623	36,450
Gross profit	65,620	63,472	49,093
Operating expenses:
Research and development	90,904	64,695	39,404
Sales and marketing	22,150	17,795	21,364
General and administrative	64,009	41,898	27,040
Total operating expenses	177,063	124,388	87,808
Loss from operations	(111,443)	(60,916)	(38,715)
Other income:
(Loss) gain on equity investments	(1,781)	4,108	943
Change in fair value	11,359	28,263	9,922
Interest income	1,057	2,253	1,878
Total other income	10,635	34,624	12,743
Loss before income taxes	(100,808)	(26,292)	(25,972)
Income tax expense (benefit)	411	345	(291)
Net loss	(101,219)	(26,637)	(25,681)
Net loss attributable to noncontrolling interest	(826)	(2,174)	(1,110)
Net loss attributable to Schrödinger common and limited common stockholders	$(100,393)	$(24,463)	$(24,571)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(1.42)	$(0.41)	$(4.09)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	70,594,950	60,024,658	6,004,500

Consolidated Balance Sheets
(in thousands, except for share and per share amounts)

Assets	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$120,267	$202,296
Restricted cash	3,000	500
Marketable securities	456,212	440,395
Accounts receivable, net of allowance for doubtful accounts of $108 and $60	31,744	31,423
Unbilled and other receivables, net for allowance for unbilled receivables of $30 and $0	8,807	3,955
Prepaid expenses	5,030	4,409
Total current assets	625,060	682,978
Property and equipment, net	10,025	5,140
Equity investments	43,167	45,664
Right of use assets	75,384	10,129
Other assets	2,851	2,352
Total assets	$756,487	$746,263
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,079	$8,398
Accrued payroll, taxes, and benefits	18,405	12,000
Deferred revenue	55,368	45,403
Lease liabilities	2,042	4,543
Other accrued liabilities	7,317	2,861
Total current liabilities	91,211	73,205
Deferred revenue, long-term	30,064	41,164
Lease liabilities, long-term	77,827	7,221
Other liabilities, long-term	300	654
Total liabilities	199,402	122,244
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares; 61,834,515 and 60,713,534 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	618	607
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	92	92
Additional paid-in capital	786,964	752,558
Accumulated deficit	(229,952)	(129,559)
Accumulated other comprehensive (loss) income	(651)	317
Total stockholders’ equity of Schrödinger stockholders	557,071	624,015
Noncontrolling interest	14	4
Total stockholders’ equity	557,085	624,019
Total liabilities and stockholders’ equity	$756,487	$746,263

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(101,219)	$(26,637)	$(25,681)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss (gain) on equity investments	1,781	(4,108)	(943)
Noncash revenue from equity investments	(107)	(397)	(186)
Fair value adjustments	(11,359)	(28,263)	(9,922)
Depreciation	2,847	3,658	3,640
Stock-based compensation	26,490	10,545	2,193
Noncash research and development expenses	811	2,137	1,051
Noncash investment accretion	5,270	646	(506)
Loss on disposal of property and equipment	140	—	—
Decrease (increase) in assets:
Accounts receivable, net	(321)	(12,747)	(5,038)
Unbilled and other receivables	(5,187)	3,468	(1,556)
Reduction in the carrying amount of right of use assets	5,799	5,342	4,177
Prepaid expenses and other assets	(1,121)	187	410
(Decrease) increase in liabilities:
Accounts payable	(411)	4,882	(294)
Accrued payroll, taxes, and benefits	6,405	4,966	2,948
Deferred revenue	(1,028)	59,705	6,715
Lease liabilities	(2,949)	(5,417)	(4,025)
Other accrued liabilities	3,490	(1,210)	958
Net cash (used in) provided by operating activities	(70,669)	16,757	(26,059)
Cash flows from investing activities:
Purchases of property and equipment	(7,167)	(2,538)	(1,836)
Purchases of equity investments	(3,700)	(2,869)	—
Distribution from equity investment	375	4,582	943
Proceeds from sale of equity investments	15,735	—	—
Purchases of marketable securities	(414,802)	(519,668)	(110,187)
Proceeds from sale and maturity of marketable securities	392,747	138,772	57,225
Net cash used in investing activities	(16,812)	(381,721)	(53,855)
Cash flows from financing activities:
Issuances of common stock upon initial public offering, net	—	211,491	—
Issuances of common stock upon follow-on public offering, net	—	325,600	—
Issuances of Series E preferred stock, net	—	—	29,893
Issuances of common stock upon stock option exercise	7,927	4,183	549
Contribution by noncontrolling interest	25	—	100
Deferred offering costs	—	—	(1,858)
Net cash provided by financing activities	7,952	541,274	28,684
Net (decrease) increase in cash and cash equivalents and restricted cash	(79,529)	176,310	(51,230)
Cash and cash equivalents and restricted cash, beginning of year	202,796	26,486	77,716
Cash and cash equivalents and restricted cash, end of year	$123,267	$202,796	$26,486

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$448	$381	$139
Supplemental disclosure of non-cash investing and financing activities
Accrued deferred offering costs	—	—	2,142
Purchases of property and equipment in accounts payable	705	8	90
Acquisitions of right of use assets in exchange for lease obligations	71,054	2,709	464
Right of use assets recognized on adoption	—	—	16,475
Reclassification of deferred financing costs to additional paid-in capital	—	1,858	—